UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Materials under §240.14a-12

Black Hills Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To Our Shareholders:
The COVID-19 Coronavirus continues to spread around the world and throughout the United States, including South Dakota. We are facing an unpredictable and volatile situation with respect to the progress of this deadly virus, which has been classified as a global pandemic. The health and safety of our shareholders, employees, customers and communities are of paramount concern to your Board of Directors and management.
We currently plan to hold the 2020 Annual Meeting of Shareholders at the physical location presented in the Notice of 2020 Annual Meeting of Shareholders provided with the proxy materials. However, we expect to follow an abbreviated format for the meeting. We expect to keep the meeting as brief as possible, we expect only a limited number of company representatives to attend, we will not provide any refreshments, and we will follow social distancing guidelines as expressed by the U.S. Center for Disease Control and Prevention (CDC).
In addition, we encourage shareholders to recognize attending the meeting in person introduces extraordinary and unnecessary health and safety risks. As an alternative, we will conduct a live webcast of the meeting and we highly encourage access through the webcast or call-in numbers rather than attending the meeting in person. Instructions for accessing the webcast and call-in numbers are provided below.
Please note that accessing the meeting by webcast or call-in number does not permit shareholders to vote, revoke a proxy or ask live questions. Therefore, to ensure that your vote is counted at the Annual Meeting, we strongly encourage you to vote your shares by proxy as directed in your proxy card, or through your broker, bank or other nominee’s voting instruction form. Shareholders may submit questions for the Annual Meeting by sending them by email to investorrelations@blackhillscorp.com by 10:00 a.m. MDT on Monday April 27, 2020. Questions pertaining to appropriate matters for the Annual Meeting will be addressed during the meeting.
Access to Webcast of Annual Meeting:

•	Webcast: Access a live webcast and view slides for the meeting via www.blackhillscorp.com under the “Investor Relations” heading. Select “Events & Presentations” and click “Shareholder Meeting.”

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Call-in numbers: Dial toll-free in the U.S. at 877-853-5247 or 888-788-0099. International callers can access call-in numbers at https://blackhillsenergy.zoom.us/u/aeqtEpGsHa. The participant code for the meeting is 550972494.

We recommend that shareholders connect to the webcast at least 5 minutes prior to the start of the meeting, which will begin at 9:30 a.m. MT on Tuesday, April 28, 2020. The meeting webcast will also be archived on the Investor Relations section of Black Hills Corporation’s website, and a replay will be available for one year.

The company is closely monitoring developments with the COVID-19 pandemic, and we urge all stakeholders, including our shareholders, to follow recommendations provided by the World Health Organization (WHO) and the CDC. In the event any further changes become necessary, we will publish those updates on our Investor Relations website at the address above.

If you have further questions regarding proxy voting or how to access Black Hills Corporation’s annual meeting via webcast, please don’t hesitate to contact Investor Relations at investorrelations@blackhillscorp.com.
We appreciate your continued support, and we hope that you and yours will stay safe and healthy.

Sincerely,

/s/ Amy K. Koenig

Amy K. Koenig
Vice President - Governance, Corporate Secretary and Deputy General Counsel